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                                                                     EXHIBIT 5.1

                                October 17, 2001

Numerical Technologies, Inc.
70 West Plumeria Drive
San Jose, CA  95134

Re: Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 18, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) 1,702,605 shares of your Common Stock reserved for issuance under the 2000 Stock Plan (the "2000 Plan"), (ii) 600,000 shares of your Common Stock reserved for issuance under the 2000 Employee Stock Purchase Plan (the "Purchase Plan"), and (iii) 1,000,000 shares of your Common Stock reserved for issuance under the 2001 Nonstatutory Stock Option Plan (the "2001 Plan"). The 1,702,605 shares of Common Stock reserved under the 2000 Plan, the 600,000 shares of Common Stock reserved under the Purchase Plan and the 1,000,000 shares of Common Stock reserved under the 2001 Plan are collectively referred to hereinafter as the "Shares," and the 2000 Plan, the Purchase Plan and the 2001 Plan are collectively referred to hereinafter as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

     It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                         Sincerely,

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation

                                         /s/ Wilson Sonsini Goodrich & Rosati